UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

INTUITIVE SURGICAL, INC.

(exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1266 Kifer Road

Sunnyvale, California 94086

(Address of Principal executive offices) (zip code)

(408) 523-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Approval of the Amendment and Restatement of the 2010 Incentive Award Plan

The Board of Directors (the “Board”) of Intuitive Surgical, Inc. (the “Company”) previously adopted, subject to stockholder approval, an increase in the number of shares of common stock authorized for issuance pursuant to awards granted under the Company’s 2010 Incentive Award Plan (the “2010 Plan”) from 2,450,000 to 3,650,000 (the “Award Pool Increase”). According to the final results from the Company’s Annual Meeting of Stockholders held on April 19, 2012 (the “Annual Meeting”), the Company’s stockholders approved the amended and restatement of the 2010 Plan to provide for the Award Pool Increase. The foregoing description of the 2010 Plan, as amended and restated, is qualified in its entirety by reference to the text of the amended and restated 2010 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 1, 2012 (the “Proxy”), the Company’s Bylaws were amended and restated effective upon the approval by stockholders of Proposal No. 4 to approve an amendment to the Certificate of Incorporation (the “Certificate of Amendment”) to eliminate the classified structure of the Board and to provide for the annual election of directors and the filing and effectiveness of the Certificate of Amendment with the Secretary of State of the State of Delaware. The amendments to the Bylaws (i) eliminate the division of the Board into three classes, (ii) provide that, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, commencing with the 2013 Annual Meeting of Stockholders, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting, (iii) remove language regarding the removal of directors only for cause and provide that any director may be removed from office as provided in Section 141(k) of the Delaware General Corporation Law, and (iv) effect certain other changes, all as more specifically set forth in the Amended and Restated Bylaws. The Class III members of the Board elected at the Annual Meeting will serve their three-year terms expiring at the 2015 Annual Meeting of Stockholders, the Class II members of the Board elected at the 2011 Annual Meeting of Stockholders will serve the remainder of their three-year terms expiring at the 2014 Annual Meeting of Stockholders and the Class I members of the Board elected at the 2010 Annual Meeting of Stockholders will serve the remainder of their three-year terms expiring at the 2013 Annual Meeting of Stockholders. The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company voted on the following five proposals, each of which is described in detail in the Proxy:

Proposal No. 1: To elect three directors to the Board of Directors to serve a three-year term expiring at the 2015 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-votes
Gary S. Guthart, Ph.D.	31,336,419	549,579	20,727	4,261,745
Mark J. Rubash	31,315,070	567,205	24,450	4,261,745
Lonnie M. Smith	30,833,740	1,051,183	21,802	4,261,745

Each of the nominees recommended in Proposal No. 1 was elected.

Proposal No. 2: To approve an amendment and restatement of the Company’s 2010 Incentive Award Plan to increase the number of shares of common stock reserved for issuance by 1,200,000 from 2,450,000 to 3,650,000:

For	Against	Abstain	Broker Non-Votes
22,062,713	9,799,037	44,975	4,261,745

Proposal No. 2 was approved.

Proposal No. 3: To approve, by advisory vote, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy:

For	Against	Abstain	Broker Non-Votes
25,784,654	6,067,277	54,794	4,261,745

Proposal No. 3 was approved.

Proposal No. 4: To approve an amendment to the Certificate of Incorporation to eliminate the classified structure of the Board and to provide for the annual election of directors:

For	Against	Abstain
36,060,515	81,483	26,472

Proposal No. 4 was approved.

Proposal No. 5: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain
35,706,538	436,333	25,599

Proposal No. 5 was approved.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Intuitive Surgical, Inc. Amended and Restated Bylaws.

10.1	Intuitive Surgical, Inc. 2010 Incentive Award Plan, as amended and restated, incorporated by reference to Exhibit 4.1 on the Company’s Form S-8 (File No. 333-180863) filed with the Securities and Exchange Commission on April 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: April 24, 2012	By	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer